Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements (Form S-8 Nos. 333-125990, 333-128841, 333-130946, 333-136906, 333-136907, 333-146282, 333-146515, 333-151392 and 333-163742) of our reports dated February 25, 2010, with respect to the consolidated financial statements and schedule of ev3 Inc., and the effectiveness of internal control over financial reporting of ev3 Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.
/s/ Ernst & Young LLP
Minneapolis, Minnesota
February 25, 2010

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